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                                      BYLAWS OF

                                  BFC FINANCE CORP.


                                      ARTICLE I

                                       OFFICES

    The principal office of the Corporation shall be established and maintained at 1455 Pennsylvania Avenue, N.W., Suite 230, Washington, D.C. 20004. The Corporation may also have offices at such places within or without the State of Delaware as the Board of Directors (the "Board") may from time to time establish.

                                      ARTICLE II

                                     STOCKHOLDERS

    1.   PLACE OF MEETINGS

    Meetings of the stockholders shall be held at the principal office of the Corporation or at such place within or without the State of Delaware as the Board shall authorize.

    2.   ANNUAL MEETING

    The annual meeting of stockholders shall be held on the 30th day of March, at 2:00 p.m. in each year; however, if such day falls on a Sunday or a legal holiday, then on the next business day following at the same time, the stockholders shall elect a Board and transact such other business as may properly come before the meeting.

    3.   SPECIAL MEETINGS

    Special meetings of the stockholders may be called by the Board or by the president or at the written request of stockholders owning a majority of the stock entitled to vote at such meeting. A meeting requested by the stockholders shall be called for a date not less than ten nor more than sixty days after a request is made. The secretary shall issue the call for the meeting unless the president, the Board or the stockholders shall designate another to make said call.

    4.   NOTICE OF MEETINGS

    Written Notice of each meeting of stockholders shall state the purpose of the meeting and the time and place of the meeting. Notice shall be mailed to each stockholder having the right and entitled to vote at such meetings, at his last address as it appears on the records of the

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Corporation, not less than ten nor more than sixty days before the date set for such meeting. Such notice shall be sufficient for the meeting and any adjournment thereof. If any stockholder shall transfer his stock after notice, it shall not be necessary to notify the transferee. Any stockholder may waive notice of any meeting either before, during or after the meeting.

    5.   RECORD DATE

    The Board may fix a record date which shall not be more than sixty days and not less than ten days prior to the date set for a meeting of stockholders as the date as of which the stockholders of record who have the right to and are entitled to notice of and to vote at such meeting and any adjournment thereof shall be determined. Notice that such date has been fixed may be published in the city, town or country where the principal office of the Corporation is located and in each city or town where a transfer agent of the stock of the Corporation is located.

    6.   VOTING

    Every stockholder shall be entitled at each meeting and upon each proposal presented at each meeting to one vote for each share of voting stock recorded in his name on the books of the Corporation on the record date as fixed by the Board. If no record date was fixed, on the date of the meeting the book of records of stockholders shall be produced at the meeting upon the request of any stockholder. Upon demand of any stockholder, the vote for Directors and the vote upon any question before the meeting shall be by ballot. All elections for Directors shall be decided by plurality vote; all other questions shall be decided by majority vote.

    7.   QUORUM

    The presence, in person or by proxy, of stockholders holding a majority of the stock of the Corporation entitled to vote shall constitute a quorum at all meetings of the stockholders. In case a quorum shall not be present at any meeting, a majority in interest of the stockholders entitled to vote thereat present in person or by proxy shall have power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until the requisite amount of stock entitled to vote shall be present. At any such adjourned meeting at which the requisite amount of stock entitled to vote be represented, any business may be transacted which might have been transacted at the meeting as originally noticed; but only those stockholders entitled to vote at the meeting as originally noticed shall be entitled to vote at any adjournment or adjournments thereof.

    8.   PROXIES

    At any stockholders' meeting or any adjournment thereof, any stockholder of record having the right and entitled to vote thereat may be represented and vote by proxy appointed in a written instrument. No such proxy shall be voted after three years from the date of the instrument unless the instrument provides for a longer period. In the event that any such


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instrument provides for two or more persons to act as proxies, a majority of such persons present at the meeting, or if only one be present, that one, shall have all the powers conferred by the instrument upon all persons so designated unless the instrument shall otherwise provide.

    9.   STOCKHOLDER LIST

    After fixing a record date for a meeting, the Corporation shall prepare an alphabetical list of the names of all its shareholders who are entitled to notice of a shareholders' meeting. Such list shall be arranged by voting group with the names and addresses of, and the number and class and series if any, of shares held by each. This list shall be available for inspection by any shareholder for a period of ten days prior to the meeting.

                                     ARTICLE III

                                      DIRECTORS

    1.   BOARD

    The business of the Corporation shall be managed and its corporate powers exercised by a Board of three Directors each of whom shall be of full age. It shall not be necessary for Directors to be stockholders.

    2.   ELECTION AND TERM OF DIRECTORS

    Directors shall be elected at the annual meeting of stockholders and each Director elected shall hold office until his successor has been elected and qualified, or until the Director's prior resignation or removal.

    3.   VACANCIES

    If the office of any Director, member of a committee or other office becomes vacant, the remaining Directors in office, by a majority vote, may appoint any qualified person to fill such vacancy, who shall hold office for the unexpired term and until a successor shall be duly chosen.

    4.   REMOVAL OF DIRECTORS

    Any or all of the Directors may be removed with or without cause by vote of a majority of all the stock outstanding and entitled to vote at a special meeting of stockholders called for that purpose.

    5.   NEWLY CREATED DIRECTORSHIPS

    The number of Directors may be increased by amendment of these Bylaws by the affirmative vote of a majority of the Directors, though less than a quorum, or by the affirmative


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vote of a majority in interest of the stockholders, at the annual meeting or at a special meeting called for that purpose, and by like vote the additional Directors may be chosen at such meeting to hold office until the next annual election and until their successors are elected and qualify.

    6.   RESIGNATION

    A Director may resign at any time by giving written notice to the Board, the president or the secretary of the Corporation. Unless otherwise specified in the notice, the resignation shall take effect upon receipt thereof by the Board or such officer, and the acceptance of the resignation shall not be necessary to make it effective.

    7.   QUORUM OF DIRECTORS

    A majority of the Directors shall constitute a quorum for the transaction of business. If at any meeting of the Board there shall be less than a quorum present, a majority of those present may adjourn the meeting until a quorum is obtained and no further notice thereof need be given other than by announcement at the meeting which shall be so adjourned.

    8.   PLACE AND TIME OF BOARD MEETINGS

    The Board may hold its meetings at the office of the Corporation or at such other places either within or without the State of Delaware as it may from time to time determine.

    9.   REGULAR ANNUAL MEETING

    A regular annual meeting of the Board shall be held immediately following the annual meeting of the stockholders at the place of such annual meeting of stockholders.

    10.  NOTICE OF MEETINGS OF THE BOARD

    Regular meetings of the Board may be held without notice at such time and place as it shall from time to time determine. Special meetings of the Board shall be held upon notice to the Directors and may be called by the president upon three days' notice to each Director either personally or by mail or by wire; special meetings shall be called by the president or by the secretary in a like manner on written request of two Directors. Notice of a meeting need not be given to any Director who submits a Waiver of Notice whether before or after the meeting or who attends the meeting without protesting, prior thereto or at its commencement, the lack of notice to him.

    11.  EXECUTIVE AND OTHER COMMITTEES

    The Board, by resolution, may designate two or more of their number to one or more committees, which, to the extent provided in said resolution or these Bylaws, may exercise the powers of the Board in the management of the business of the Corporation.


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    12.  COMPENSATION

    No compensation shall be paid to Directors as such for their services, but by resolution of the Board a fixed sum and expenses for actual attendance at each regular or special meeting of the Board may be authorized. Nothing herein contained shall be construed to preclude any Director from serving the Corporation in any other capacity and receiving compensation therefor.

                                      ARTICLE IV

                                       OFFICERS

    1.   OFFICERS, ELECTION AND TERM

    A. The Board may elect or appoint a chairman, a president, one or more vice-presidents, a secretary, an assistant secretary, a treasurer and an assistant treasurer and such other officers as it may determine who shall have duties and powers as hereinafter provided.

    B. All officers shall be elected or appointed to hold office until the meeting of the Board following the next annual meeting of stockholders and until their successors have been elected or appointed and qualified.

    2.   REMOVAL, RESIGNATION, SALARY, ETC.

    A. Any officer elected or appointed by the Board may be removed by the Board with or without cause.

    B. In the event of the death, resignation or removal of an officer, the Board in its discretion may elect or appoint a successor to fill the unexpired term.

    C.   Any two or more offices may be held by the same person.

    D.   The salaries of all officers shall be fixed by the Board.

    E. The Directors may require any officer to give security for the faithful performance of his duties.

    3.   CHAIRMAN

    The chairman of the Board, if one be elected, shall preside at all meetings of the Board and shall have and perform such other duties from time to time as may be assigned to him or her by the Board or the executive committee.



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    4.   PRESIDENT

    The president shall be the chief executive officer of the Corporation and shall have the general powers and duties of supervision and management usually vested in the office of the president of the Corporation. The president shall preside at all meetings of the stockholders if present thereat, and in the absence of non-election of the chairman of the Board, at all meetings of the Board, and shall have general supervision, direction and control of the business of the Corporation. Except as the Board shall authorize the execution thereof in some other manner, the president shall execute bonds, mortgages and other contracts on behalf of the Corporation and shall cause the seal to be affixed to any instrument requiring it and when so affixed, the seal shall be attested by the signature of the secretary or the treasurer or an assistant secretary or an assistant treasurer.

    5.   VICE-PRESIDENTS

    During the absence of disability of the president, the vice-president, or if there be more than one, the executive vice-president, shall have all the powers and functions of the president. Each vice-president shall perform such other duties as the Board shall prescribe.

    6.   SECRETARY

    The secretary shall attend all meetings of the Board and of the stockholders, record all votes and minutes of all proceedings in a book to be kept for that purpose, give or cause to be given notice of all meetings of stockholders and of meetings and special meetings of the Board, keep in safe custody the seal of the Corporation and affix it to any instrument when authorized by the Board or the president, when required, prepare or cause to be prepared and available at each meeting of stockholders a certified list in alphabetical order of the names of stockholders entitled to vote thereat, indicating the number of shares of each respective class held by each, keep all the documents and records of the Corporation as required by law or otherwise in a proper and safe manner, and perform such other duties as may be prescribed by the Board or assigned by the president.

    7.   ASSISTANT-SECRETARIES

    During the absence of disability of the secretary, the assistant-secretary, or if there are more than one, the one so designated by the secretary or by the Board, shall have all the powers and functions of the secretary.

    8.   TREASURER

    The treasurer shall have the custody of the corporate funds and securities, keep full and accurate accounts of receipts and disbursements in the corporate books, deposit all money and other valuables in the name and to the credit of the Corporation in such depositories as may be designated by the Board, disburse the funds of the Corporation as may be ordered or authorized


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by the Board and preserve proper vouchers for such disbursements, and render to the president and Board at the regular meetings of the Board, or whenever they require it, an account of all the transactions made as treasurer and of the financial condition of the Corporation. The treasurer shall also render a full financial report at the annual meeting of the stockholders if so requested, be furnished by all corporate officers and agents if requested with such reports and statements as may be required as to all financial transactions of the Corporation, and perform such other duties as are designated by these Bylaws or as from time to time are assigned by the Board.

    9.   ASSISTANT-TREASURERS

    During the absence or disability of the treasurer, the assistant-treasurer, or if there be more than one, the one so designated by the treasurer or the Board, shall have all the powers and functions of the treasurer.

    10.  SURETIES AND BONDS

    In case the Board shall so require, any officer or agent of the Corporation shall execute to the Corporation a bond in such sum and with such surety or sureties as the Board may direct, conditioned upon the faithful performance of duties to the Corporation and including responsibility for negligence and for the accounting of all property, funds or securities of the Corporation which the officer or agent may be responsible for.

                                     ARTICLE V

                               CERTIFICATES FOR SHARES

    1.   CERTIFICATES

    The shares of the Corporation shall be represented by certificates. They shall be numbered and entered in the books of the Corporation as they are issued. They shall exhibit the holder's name, the number of shares and shall be signed by the president and secretary and shall bear the corporate seal. When such certificates are signed by the transfer agent or an assistant transfer agent or by a transfer clerk acting on behalf of the Corporation and a registrar, the signatures of such officers may be facsimiles.

    2.   LOST OR DESTROYED CERTIFICATES

    The Board may direct a new certificate or certificates to be issued in place of any certificates theretofore issued by the Corporation alleged to have been lost or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate to be lost or destroyed. When authorizing such issue of a new certificate or certificates, the Board may, in its discretion as a condition preceding the issuance thereof, require the owner of such lost or destroyed certificate or certificates, or the owner's legal representative, to advertise the same


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in such manner as it shall require and/or give the Corporation a bond in such sum and with such surety or sureties as it may direct as indemnity against any claim that may be made against the Corporation with respect to the certificate alleged to have been lost or destroyed.

    3.   TRANSFER OF SHARES

    Upon surrender to the Corporation or the transfer agent of the Corporation of a certificate for shares duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, it shall be the duty of the Corporation to issue a new certificate to the person entitled thereto, and cancel the old certificate; every such transfer shall be entered on the transfer book of the Corporation which shall be kept at its principal office. Whenever a transfer shall be made for collateral security, and not absolutely, it shall be so expressed in the entry of the transfer ledger. No transfer shall be made within ten days next preceding the annual meeting of the stockholders.

    4.   CLOSING TRANSFER BOOKS

    The Board shall have the power to close the share transfer books of the Corporation for a period of not more than ten days during the thirty-day period immediately preceding (a) any stockholder's meeting, or (b) any date upon which stockholders shall be called upon to or have a right to take action without a meeting, or (c) any date fixed for the payment of a dividend or any other form of distribution, and only those stockholders of record at the time the transfer books are closed shall be recognized as such for the purpose of (a) receiving notice of or voting at such meeting or (b) allowing them to take appropriate action, or (c) entitling them to receive any dividend or other form of distribution.


                                      ARTICLE VI

                                      DIVIDENDS

    The Board may out of funds legally available, at any regular or special meeting, declare dividends upon the capital stock of the Corporation as and when it deems expedient. Before declaring any dividend there may be set apart out of any funds of the Corporation available for dividends such sum or sums as the Board from time to time in its discretion deems proper for working capital or as a reserve fund to meet contingencies or for equalizing dividends or for such other purposes as the Board shall deem conducive to the interest of the Corporation.

                                     ARTICLE VII

                                    CORPORATE SEAL

    The seal of the corporation shall be circular in form and bear the name of the Corporation, the year of its organization and the words "CORPORATE SEAL, DELAWARE". The seal may be used by causing it to be impressed directly on the instrument or writing to be


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sealed, or upon an adhesive substance affixed thereto.  The seal on the certificates for shares or on any corporate obligation for the payment of money may be facsimile, engraved or printed.

                                     ARTICLE VIII

                               EXECUTION OF INSTRUMENTS

    All corporate instruments and documents shall be signed or countersigned, executed, verified or acknowledged by such officer or officers or other person or persons as the Board may from time to time designate.

    All checks, drafts or other orders for the payment of money, notes or other evidences of indebtedness issued in the name of the Corporation shall be signed by such officer or officers, agent or agents of the Corporation, and in such manner as shall be determined from time to time by resolution of the Board.


                                      ARTICLE IX

                                     FISCAL YEAR

    The fiscal year shall begin on the first day of each calendar year.

                                      ARTICLE X

                             NOTICE AND WAIVER OF NOTICE

    Whenever any notice is required by these Bylaws to be given, personal notice is not meant unless expressly so stated, and any notice so required shall be deemed to be sufficient if given by depositing the same in a post office box in a sealed postage-paid wrapper, addressed to the person entitled thereto at the last known post office address, and such notice shall be deemed to have been given on the day of such mailing. Stockholders not entitled to vote shall not be entitled to receive notice of any meetings except as otherwise provided by Statue.

    Whenever any notice whatever is required to be given under the provisions of any law, or under the provisions of the Certificate of Incorporation of the Corporation or these Bylaws, a waiver thereof in writing, signed by the person or persons entitled to said notice, whether before or after the time stated therein, shall be deemed equivalent thereto.

                                      ARTICLE XI

                                     CONSTRUCTION

    Whenever a conflict arises between the language of these Bylaws and the Certificate of Incorporation, the Certificate of Incorporation shall govern.


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                                     ARTICLE XII

                                  CLOSE CORPORATION

    1.   CONDUCT OF BUSINESS WITHOUT MEETINGS

    Any action of the stockholders, Directors or committee may be taken without a meeting if consent in writing, setting forth the action so taken, shall be signed by all persons who would be entitled to vote on such action at a meeting and filed with the secretary of the Corporation as part of the proceedings of the stockholders, Directors or committees, as the case may be.

    2.   MANAGEMENT BY STOCKHOLDERS

    In the event the stockholders are named in the Certificate of Incorporation and are empowered therein to manage the affairs of the Corporation in lieu of Directors, the stockholders of the Corporation shall be deemed Directors for the purposes of these Bylaws and wherever the words "Directors" or "Board" appear in these Bylaws those words shall be taken to mean stockholders.

    The stockholders may, by majority vote, create a Board to manage the business of the Corporation and exercise its corporate powers.

                                     ARTICLE XIII

                                      AMENDMENTS

    These Bylaws may be altered or repealed and bylaws may be made at any annual meeting of the stockholders or at any special meeting thereof if notice of the proposed alteration or repeal to be made contained in the notice of such special meeting, by the affirmative vote of a majority of the stock issued and outstanding and entitled to vote thereat, or by the affirmative vote of a majority of the Board at any regular meeting of the Board or at any special meeting of the Board if notice of the proposed alteration or repeal to be made is contained in the notice of such special meeting.

                                     ARTICLE XIV

                                   EMERGENCY BYLAWS

    1.   CONDUCT OF BUSINESS WITHOUT MEETINGS

    Pursuant to Chapter 1 of Title 8 of Delaware Code, Annotated, the Corporation adopts the following Bylaws, which shall be effective only if a quorum of the Directors of the Corporation cannot be readily assembled because of some catastrophic event.


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    2.   CALLING A MEETING

    In the event of such catastrophic event, any member of the Board shall be authorized to call a meeting of the Board. Such member calling an emergency meeting shall use any means of communication at his disposal to notify all other members of the Board of such meeting.

    3.   QUORUM

    Any one member of the Board shall constitute a quorum of the Board. The members of the Board meeting during such an emergency may select any person or persons as additional Board members, officers or agents of the Corporation.

    4.   INDEMNIFICATION

    The members of such emergency Board are authorized to utilize any means at their disposal to preserve and protect the assets of the Corporation. Any action taken in good faith and acted upon in accordance with these Bylaws shall bind the Corporation; and the Corporation shall hold harmless any Director, officer, employee or agent who undertakes an action pursuant to these Bylaws.

    5.   TERMINATION OF EMERGENCY BYLAWS

    These emergency Bylaws shall not be effective at the end of the emergency period.







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